UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2021

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36061	46-2346314
(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	BNFT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)     At the 2021 annual meeting of stockholders (the “2021 Annual Meeting”) of Benefitfocus, Inc. (the “Company”), stockholders approved amendments to the Restated Certificate of Incorporation of Benefitfocus, Inc., as amended (the “Charter”) to (i) declassify the Company’s board of directors (the “Board”) and provide for the annual election of directors after the expiration of their respective current terms (the “Charter Declassification Amendment”) and (ii) increase the total number of authorized shares of common stock, par value $0.001 per share (“Common Stock”), reserved for issuance under the Charter from 50,000,000 to 95,000,000 shares (the “Charter Share Issuance Amendment”).

Pursuant to the terms of the Charter Declassification Amendment, the directors elected prior to the 2021 Annual Meeting will continue to serve the remaining portion of their three-year terms, but directors elected at or after the 2021 Annual Meeting were and will be elected to one-year terms. Accordingly, the entire Board will be elected on an annual basis at the Company’s 2023 annual meeting of stockholders and at each annual meeting of stockholders thereafter.

The Charter Share Issuance Amendment and the Charter Declassification Amendment were previously approved by the Board, subject to approval by the Company’s stockholders, and became effective upon filing a certificate of amendment to the Charter (the “Certificate of Amendment”) with the Delaware Secretary of State on June 30, 2021. The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Amendment filed with the Delaware Secretary of State, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

On June 30, 2021, the Board approved an amendment and restatement of the Company’s amended and restated bylaws (the “Second Amended and Restated Bylaws”), effective as of such date. The Second Amended and Restated Bylaws make conforming changes with respect to the Charter Declassification Amendment, change the voting standard for the election of directors to a majority voting standard in uncontested elections, and conform and update the advance notice and other procedural requirements for stockholder proposals and nominations of directors. The foregoing description of the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by the full text of the Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2021 Annual Meeting on June 30, 2021. The following proposals were voted upon and the final voting results with respect to each such proposal are set forth below.

At the 2021 Annual Meeting, stockholders approved the Charter Declassification Amendment, as described in Item 5.03 above. The vote for this proposal was 32,431,523 shares for, 117,620 shares against, 10,057 shares abstaining, and 1,694,662 broker non-votes.

At the 2021 Annual Meeting, stockholders also elected one Class II Common Stock director, Coretha M. Rushing, for a one-year term expiring in 2022, or until her successor is duly elected and qualified. The vote for her election was 29,169,198 shares for, 3,390,002 shares withheld, and 1,694,662 broker non-votes.

Additionally, the holders of all of the Company’s 1,777,778 shares of Series A Convertible Preferred Stock (entitled to an aggregate of 5,333,334 votes) elected one Preferred Stock director, Zeynep Young, for a one-year term expiring in 2022, or until her successor is duly elected and qualified, with no shares withheld and no broker non-votes.

Stockholders also approved the Charter Share Issuance Amendment, as described in Item 5.03 above. The vote for this proposal was 30,233,248 shares for, 4,006,530 shares against, 14,084 shares abstaining, and no broker non-votes.

Holders of Common Stock also approved the issuance of shares of Common Stock upon the conversion of shares of the Company’s Series A Convertible Preferred Stock. The vote for this proposal was 23,022,270 shares for, 4,138,295 shares against, 65,301 shares abstaining, and 1,694,662 broker non-votes.

Stockholders also voted on a nonbinding resolution approving, on an advisory basis, the Company’s 2020 named executive officer compensation as disclosed in the definitive proxy statement for the Company’s 2021 Annual Meeting, filed with the SEC on May 17, 2021. The vote on the resolution was approved with 28,481,879 shares for, 4,045,949 shares against, 31,372 shares abstaining, and 1,694,662 broker non-votes.

Lastly, stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. The vote for such ratification was 34,136,695 shares for, 106,287 shares against, 10,880 shares abstaining, and no broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Benefitfocus, Inc, as amended.

3.2	Second Amended and Restated Bylaws of Benefitfocus, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: July 1, 2021	/s/ Alpana Wegner
Alpana Wegner
Chief Financial Officer